Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74682 of II-VI Incorporated on Form S-8 of our report dated September 10, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in II-VI Incorporated’s method of accounting for goodwill amortization in fiscal 2002), appearing in this Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 2004.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

September 13, 2004